Exhibit 25

Form T-1

Securities and Exchange Commission
Washington, D.C.  20549

Statement of Eligibility Under the Trust Indenture Act of 1939
 of a Corporation Designated to Act as Trustee

Check if an Application to Determine
Eligibility of a Trustee Pursuant to Section 305(B)(2)   ☐

Bny Midwest Trust Company
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

2 North LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

John C. Hitt, Jr.
Chapman and Cutler
111 West Monroe Street
Chicago, Illinois  60603
(312) 845-3000

(Agent for Service)

Harley-Davidson Motorcycle Trust 2004-1
(Exact name of obligor as specified in its charter)

Delaware	Not yet received
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE	19890-0001
(Address of principal executive offices)	(Zip code)

Motorcycle Contract Backed Notes,
Class A-1, Class A-2 and Class B

(Title of the indenture securities)

Item 1.    General information.  Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 East Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 South LaSalle Street Chicago, Illinois 60603

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.  List of Exhibits.

1.                                       A copy of Articles of Incorporation of BNY Midwest Trust Company as now in effect.  (Incorporated by reference to Exhibit 1 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

2, 3.                           A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Incorporated by reference to Exhibit 2 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

4.                                       A copy of the existing By-laws of the Trustee.  (Incorporated by reference to Exhibit 4 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

5.                                       Not applicable.

6.                                       The consent of the Trustee required by Section 321(b) of the Act.  (Incorporated by reference to Exhibit 6 of the Form T-1 filed under Registration Statement No. 333-07623 filed August 2, 2002.)

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.  (Exhibit B)

8.                                       Not applicable.

9.                                       Not applicable.

Signature

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 17th day of February, 2004.

BNY Midwest Trust Company

By:	/s/ Cynthia L. Davis
Name: Cynthia L. Davis
Title: Assistant Vice President

Exhibit 7

Office of Banks and Real Estate
Bureau of Banks and Trust Companies

Consolidated Report of Condition
of

BNY Midwest Trust Company
Suite 1020
2 North LaSalle Street
Chicago, Illinois  60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

Assets		Thousands of Dollars
1.	Cash and Due from Depository Institutions	40,626
2.	U.S. Treasury Securities	- 0 -
3.	Obligations of States and Political Subdivisions	- 0 -
4.	Other Bonds, Notes and Debentures	- 0 -
5.	Corporate Stock	- 0 -
6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	741
7.	Accounts Receivable	5,938
8.	Goodwill	86,813
9.	Intangibles	0
10.	Other Assets
	(Itemize amounts greater than 15% of Line 10)	86,881
	Deferred Expenses 45
	Accrued Interest Receivable –
	Intercompany 14
10.	Total Assets	134,177

Exhibit 7

Office of Banks and Real Estate
Bureau of Banks and Trust Companies

Consolidated Report of Condition
of

BNY Midwest Trust Company
Suite 1020
2 North LaSalle Street
Chicago, Illinois  60602

Liabilities			Thousands of Dollars
11.	Accounts Payable		- 0 -
12.	Taxes Payable		2,810
13.	Other Liabilities for Borrowed Money		25,425
14.	Other Liabilities
	(Itemize amounts greater than 15% of Line 14)		10,332
	Reserve for Taxes	8,770
15.	Total Liabilities		38,567
Equity Capital
16.	Preferred Stock		- 0 -
17.	Common Stock		2,000
18.	Surplus		67,130
19.	Reserve for Operating Expenses		- 0 -
20.	Retained Earnings (Loss)		26,480
21.	Total Equity Capital		95,610
22.	Total Liabilities and Equity Capital		134,177

I,	Robert L. DePaola, Vice President
(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief.  I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola
(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January, 2004
My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino	, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan	Assistant Treasurer
Name	Title

(212) 437-5984
Telephone Number (Extension)

eychan@bankofny.com
E-mail